Exhibit 99.1

                        New York Community Bancorp, Inc.
             Announces the Acquisition of 11 New York City Branches
                 of Doral Bank, FSB by New York Commercial Bank

    Acquisition Will Expand New York Commercial Bank Franchise to 38 Branches

     WESTBURY, N.Y.--(BUSINESS WIRE)--March 15, 2007--New York Community Bancorp, Inc. (NYSE: NYB) (the "Company") today announced that its commercial bank subsidiary, New York Commercial Bank, and Doral Bank, FSB ("Doral"), the New York City-based subsidiary of Doral Financial Corporation (NYSE: DRL), have signed a definitive purchase and assumption agreement, pursuant to which New York Commercial Bank will acquire 11 Doral branches in New York City, including two in Manhattan, three in Brooklyn, and six in Queens.

     In connection with the acquisition, which is expected to be immediately accretive to the Company's earnings, New York Commercial Bank will assume certain of Doral's assets and liabilities, including deposits of approximately $370 million at a premium of approximately 4%. The assets to be acquired in the transaction include high quality taxi medallion, commercial real estate, multi-family, consumer, and commercial and industrial loans of approximately $230 million. Taxi medallion loans represent approximately $98 million, or 43%, of the loans to be acquired.

     Pending receipt of certain regulatory approvals, the acquisition is currently expected to be completed early in the third quarter of 2007.

     Commenting on the transaction, Chairman, President, and Chief Executive Officer Joseph R. Ficalora stated, "This is an exciting opportunity for us to expand our commercial bank franchise in New York City, and to build on the solid foundation we established with our acquisitions of Long Island Financial Corp. and Atlantic Bank of New York in 2005 and 2006. With the addition of Doral's New York City branches, our commercial bank franchise will expand to 38 locations, an attractive complement to the 161 banking offices of our larger savings bank subsidiary, New York Community Bank. Included in that number are 24 New Jersey-based branches to be added to our branch network in connection with our acquisition of PennFed Financial Services, Inc. on or about March 31st."

     New York Community Bancorp, Inc. is the $28.5 billion holding company for New York Community Bank and New York Commercial Bank, and the leading producer of multi-family loans for portfolio in New York City. With 137 offices serving New York City, Long Island, Westchester County, and northern New Jersey, New York Community Bank is the third largest thrift depository in the New York metropolitan region, and operates through seven local divisions: Queens County Savings Bank, Roslyn Savings Bank, Richmond County Savings Bank, Roosevelt Savings Bank, CFS Bank, First Savings Bank of New Jersey, and Ironbound Bank. New York Commercial Bank has 27 branches serving Manhattan, Queens, Brooklyn, Westchester County, and Long Island, including 17 branches of Atlantic Bank. Additional information about New York Community Bancorp, Inc. and its bank subsidiaries is available at www.myNYCB.com and www.NewYorkCommercialBank.com.

     Forward-looking Statements and the Associated Risk Factors

     This release, like many written and oral communications presented by New York Community Bancorp, Inc. and our authorized officers, may contain certain forward-looking statements regarding our prospective performance and strategies within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of said safe harbor provisions.

     Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of the Company, are generally identified by use of the words "anticipate," "believe," "estimate," "expect," "intend," "plan," "project," "seek," "strive," "try," or future or conditional verbs such as "will," "would," "should," "could," "may," or similar expressions. Our ability to predict results or the actual effects of our plans or strategies, including the proposed acquisition of 11 branches from Doral Bank, FSB ("Doral"), is inherently uncertain. Accordingly, actual results may differ materially from anticipated results.

     There are a number of factors, many of which are beyond our control, that could cause actual conditions, events, or results to differ significantly from those described in our forward-looking statements. These factors include, but are not limited to: general economic conditions and trends, either nationally or in some or all of the areas in which we and our customers conduct our respective businesses; conditions in the securities markets or the banking industry; changes in interest rates, which may affect our net income, prepayment penalties and other future cash flows, or the market value of our assets; changes in deposit flows, and in the demand for deposit, loan, and investment products and other financial services in the markets we serve; changes in the financial or operating performance of our customers' businesses; changes in real estate values, which could impact the quality of the assets securing the loans in our portfolio; changes in the quality or composition of our loan or investment portfolios; changes in competitive pressures among financial institutions or from non-financial institutions; changes in our customer base; potential exposure to unknown or contingent liabilities of companies we target for acquisition; our ability to retain key members of management; our timely development of new lines of business and competitive products or services in a changing environment, and the acceptance of such products or services by our customers; any interruption or breach of security resulting in failures or disruptions in customer account management, general ledger, deposit, loan, or other systems; any interruption in customer service due to circumstances beyond our control; the outcome of pending or threatened litigation, or of other matters before regulatory agencies, or of matters resulting from regulatory exams, whether currently existing or commencing in the future; environmental conditions that exist or may exist on properties owned by, leased by, or mortgaged to the Company; changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; changes in legislation, regulation, and policies, including, but not limited to, those pertaining to banking, securities, tax, environmental protection, and insurance, and the ability to comply with such changes in a timely manner; changes in accounting principles, policies, practices, or guidelines; operational issues stemming from, and/or capital spending necessitated by, the potential need to adapt to industry changes in information technology systems, on which we are highly dependent; the ability to keep pace with, and implement on a timely basis, technological changes; changes in the monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board; war or terrorist activities; and other economic, competitive, governmental, regulatory, and geopolitical factors affecting our operations, pricing, and services.

     The following factors, among others, could cause the actual results of the proposed branch acquisition to differ materially from the expectations stated in this release: the ability of New York Commercial Bank and Doral (together, the "Banks") to obtain the required regulatory approvals; the ability of the Banks to consummate the transaction; a material, adverse change in the financial condition or results of operations of either Bank; the ability of New York Commercial Bank to successfully integrate the assets, liabilities, customers, systems, and any personnel it may acquire into its operations pursuant to the transaction; and its ability to realize the related revenue synergies and cost savings within the expected time frames. Furthermore, the timing and occurrence or non-occurrence of events may be subject to circumstances beyond the Banks' control.

     In addition, it should be noted that the Company routinely evaluates opportunities to expand through acquisition and frequently conducts due diligence activities in connection with such opportunities. As a result, acquisition discussions and, in some cases, negotiations, may take place in the future, and acquisitions involving cash, debt, or equity securities may occur.

     Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Except as required by applicable law or regulation, the Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.


     CONTACT: New York Community Bancorp, Inc.
              Ilene A. Angarola
              First Senior Vice President &
              Director, Investor Relations
              516-683-4420